                                                                   EXHIBIT 10.14

                                                                Redacted Version

[LOGO]


     This AGREEMENT made and entered into as of the later of the two signature dates below (the "Effective Date") by and between American Business Information, Inc. ("ABI"), a Delaware Corporation, and InfoSpace, Inc., a Delaware Corporation ("LICENSEE").

     WHEREAS, ABI owns proprietary databases as defined in APPENDIX A of this AGREEMENT and desires to license its databases to LICENSEE on the terms provided in this AGREEMENT, and

     WHEREAS, the LICENSEE desires to license ABI's databases on the terms provided in this AGREEMENT for use on its Internet web site service known as infospace.com, and

     WHEREAS, the parties agree that ABI, as the data content provider and Infospace as the distributor desire to distribute products and services created with ABI's databases through LICENSEE'S Internet web site service including all links to such service, and that their intent is to maximize revenue for both ABI and Infospace through increased distribution of ABI's databases on and through Infospace's service in a manner that minimizes the risk of cannibalization of existing sales, renewals or growth potential of ABI and InfoSpace.

Now therefore the parties mutually agree as follows:

1.   DEFINITIONS.

1.1. ABI DATABASE refers to the databases described in APPENDIX A.

1.2. USER refers to any company, organization or individual, which has access to the ABI DATABASE for its own internal use through LICENSEE under the terms of this AGREEMENT.

1.3. SERVICE refers to the application(s) and licensed use of the ABI DATABASE described in APPENDIX B.

     1.4. a) LICENSE FEES refer to the fees due ABI for the use of the ABI DATABASE as provided in paragraph 3 below, and fully described in APPENDIX C.

          b) ROYALTIES refer to the fees due to the parties through revenue sharing as described in APPENDIX C.

1.5 CODEMASTER shall mean the Codemaster Data Table and Abbreviation Table as described in APPENDIX D. LICENSEE's use of the CODEMASTER is subject to all terms of this AGREEMENT, except that the CODEMASTER is to be used by LICENSEE for internal use only, and is provided by ABI so that LICENSEE is able to interpret the ABI DATABASE raw data.


          "[*]" = omitted, confidential material, which material has been separately filed with the Securities and Exchange Commission pursuant to a request for confidential treatment.

2.   LICENSE.

2.1 Subject to the terms and conditions of this AGREEMENT, ABI grants the LICENSEE a limited non-exclusive, non-transferable license during the term of this AGREEMENT to incorporate the ABI DATABASE into the SERVICE in the manner described in APPENDIX B.

2.2 Any use of the ABI DATABASE not expressly authorized in this AGREEMENT is strictly prohibited. Without limiting the generality of the foregoing, LICENSEE and the USERS are expressly prohibited from (i) sublicensing or reselling the ABI database (ii) using or allowing third parties to use the ABI DATABASE for the purpose of compiling, enhancing, verifying, supplementing, adding to or deleting from any mailing list, geographic or trade directories, business directories, classified directories, classified advertising, or other compilation of information which is sold, rented, published, furnished or in any manner provided to a third party; (ii) using the ABI DATABASE in any service or product not specifically authorized in this AGREEMENT or offering it through any third party; or (iii) disassembling, decompiling, reverse engineering, modifying or otherwise altering the ABI DATABASE or any part thereof without ABI's prior written consent, such consent may be withheld in ABI's sole discretion.

2.3 LICENSEE acknowledges that any unauthorized use of the ABI DATABASE will cause irreparable harm and injury to ABI for which there is no adequate remedy at law. In addition to all other remedies available under this AGREEMENT, at law or in equity, LICENSEE further agrees that ABI shall be entitled to injunctive relief in the event LICENSEE uses the ABI DATABASE in violation of the limited license granted hereunder after notice of such violation from ABI.

2.4 LICENSEE agrees to provide appropriate legal notices relevant to the ABI DATABASE in the SERVICE as requested by ABI and described in APPENDIX E.

2.5  LICENSEE shall maintain a system of controls that will:

     a)  Protect the integrity of the ABI DATABASE

     b)  Control access to the ABI DATABASE;

     c)  Prevent unauthorized usage of the ABI DATABASE; and

     d) Reasonably ensure that the amount of usage of the ABI DATABASE is accurately recorded.

3.   LICENSE FEES AND ROYALTIES.

     3.1 a) The LICENSEE shall pay to ABI LICENSE FEES as described in APPENDIX C.

          b)  ABI shall pay to LICENSEE ROYALTY FEES as described in APPENDIX C.

3.2 Any fees payable under this AGREEMENT by LICENSEE, which are not paid when due, shall accrue interest at the annual rate of 10% from the due date until paid.

3.3 Subject to any confidentiality obligations that LICENSEE may have to third parties, the LICENSEE agrees to allow, not more frequently than semi-annually, an independent third-party to audit its accounts as they relate to the use of the ABI DATABASE at ABI's expense and upon reasonable notice, to verify that the terms of this AGREEMENT are in effect.

3.4 Time is of the essence with respect to LICENSEE's payment of any fees under this AGREEMENT, and LICENSEE specifically acknowledges that failure to make payment when due may, at ABI's sole discretion, be treated as a material breach of this AGREEMENT pursuant to the provisions of paragraph 6.1(a) herein. In the event this AGREEMENT is terminated for whatever reason, LICENSEE acknowledges that such termination shall not terminate, diminish or otherwise affect LICENSEE's obligation to pay the minimum ROYALTY, LICENSE FEES, or any fees and costs which have accrued under this AGREEMENT.

4.   DELIVERY.

4.1  ABI will supply the LICENSEE with the ABI DATABASE as described in APPENDIX
     A. ABI reserves the right to withhold updates of the ABI DATABASE in the event that the LICENSEE should be in material default of this AGREEMENT.

5.   TERM.  The term of this AGREEMENT is described in APPENDIX F.

6.   TERMINATION.

     6.1  Either party may terminate this AGREEMENT if the other party:

          (a) materially breaches any term or condition of this AGREEMENT (except as provided in paragraph 6.2 of this AGREEMENT) and fails to remedy such breach within thirty (30) days after written notice of such breach; or

          (b) becomes subject to any receivership, insolvency, bankruptcy, moratorium or similar proceeding for more than thirty (30) days.

6.2 ABI may immediately terminate this AGREEMENT if LICENSEE participates in any unauthorized use of the ABI DATABASE, or fails to maintain controls as outlined in paragraph 2.5 above.

6.3 Upon termination of this AGREEMENT for any reason, LICENSEE shall (i) ensure that all copies of the ABI DATABASE and any related data and information is deleted from its computers and the computers of any service provider or other third party who processed the ABI DATABASE for the LICENSEE; (ii) cease any and all use of the ABI DATABASE; (iii) return all copies, whether in print, tape or other media, of all or any part of the ABI DATABASE to ABI no later than five (5) days after termination of this AGREEMENT; and, (iv) certify in writing within ten (10) days after termination of this AGREEMENT that

     LICENSEE and its service providers have deleted or returned to ABI all copies of the ABI DATABASE.

6.4 Except as otherwise provided in this AGREEMENT, the remedies contained in this AGREEMENT are in addition to all other remedies available to either party at law or in equity.

7. PROPRIETARY RIGHTS. The LICENSEE acknowledges that all rights, title and interest to the ABI DATABASE, regardless of the form of media in which it is contained, shall be retained by ABI, subject to the license granted to LICENSEE hereunder.

8. CONFIDENTIALITY. Except as required by law or any provision of this AGREEMENT (and then only after prior reasonable written notice thereof), the parties agree during the term of this AGREEMENT and for a period of one
     (1) year thereafter to retain in confidence and not disclose to any third party all information (whether tangible or intangible, or stored electronically or in magnetic media) received from the other party within the scope of this AGREEMENT; except where the party receiving such disclosures can establish that: (i) such information was known to the receiving party prior to disclosure by the other; (ii) such information was known to the public prior to disclosure to the receiving party, or has become known to the public through no fault of the receiving party; or
     (iii) such information was subsequently disclosed to the receiving party by a third party with a lawful right to make such disclosure without limitation on disclosure. For purposes of this AGREEMENT, the parties expressly agree that the ABI DATABASE and its contents are confidential and proprietary to ABI.

9.   WARRANTIES; DISCLAIMER OF WARRANTIES AND LIMITATIONS OF REMEDY.

9.1 ABI warrants and represents that it (a) it has the necessary power and authority to enter into and perform its obligations under this AGREEMENT and has properly authorized the same by all requisite action; (b) it has all necessary rights to grant the license granted to LICENSEE under this AGREEMENT; and (c) the ABI DATABASE and associated trademarks do not infringe upon any copyright, patent, trademark or proprietary right (collectively "Intellectual Property Rights") of any third party.

9.2 Except for those warranties previously set forth in paragraph 9.1, the ABI DATABASE is licensed on an "AS IS" basis without guarantee, and ABI does not guarantee that the ABI DATABASE will meet the LICENSEE's or USER's requirements; that it will operate in the combinations, or in the equipment, selected by the LICENSEE or USERs; or that its operation will be error-free or without interruption.

     Notwithstanding any other provision in this AGREEMENT, ABI shall defend or settle at its own expense any claim or suit against LICENSEE arising out of or in connection with an assertion that the ABI DATABASE or any portion thereof infringes any copyrights or other Intellectual Property Rights, and ABI shall indemnify and hold harmless LICENSEE from damages, costs, and attorneys' fees, if any, finally awarded in such suit or the amount of the settlement thereof. In the event that an allegation of infringement of Intellectual Property

     Rights is made against LICENSEE, LICENSEE will i) give ABI prompt written notice of and control over the defense and settlement of any demand, claim, action, or lawsuit for which LICENSEE believes it is entitled to indemnification under this paragraph and ii) cooperate fully in such defense and settlement.

     If any such claim of infringement of Intellectual Property Rights has occurred or in ABI's opinion is likely to occur, then ABI may, in addition to indemnifying LICENSEE as set forth in the preceding paragraph and at its option and expense, i) procure for LICENSEE the right to use the infringing data; or ii) at no expense to LICENSEE replace the ABI DATABASE with an equally suitable, compatible and functionally equivalent compilation of data, or iii) modify the infringing data without reducing the quality or effectiveness thereof so that the same is no longer subject to any such infringement claim. If neither of the foregoing solutions is available on commercially reasonable terms, then ABI may request that LICENSEE cease all use of the infringing data and return the infringing data to ABI, for a pro-rated refund of the consideration paid therefor. If LICENSEE does not comply with such request, LICENSEE may continue to use the infringing data but ABI shall have no indemnity obligation therefor under this paragraph 9.

     ABI shall have no obligation under this AGREEMENT to indemnify or defend LICENSEE against a claim of infringement of Intellectual Property Rights resulting from the modification or alteration by LICENSEE of the ABI DATABASE provided hereunder by LICENSEE, or the combination of such data with any data not supplied by ABI, as long as the ABI DATABASE in the form supplied by ABI could not itself constitute an infringement.

9.3 EXCEPT AS STATED HEREIN, ABI MAKES NO EXPRESS OR IMPLIED WARRANTIES, INCLUDING, WITHOUT LIMITATION, ANY EXPRESS OR IMPLIED WARRANTY OF FITNESS FOR A PARTICULAR PURPOSE OR WARRANTY OF MERCHANTABILITY.

9.4 ABI SHALL NOT BE LIABLE FOR CONSEQUENTIAL OR INCIDENTAL DAMAGES OR FOR ANY LOST PROFITS OR ANY CLAIM OR DEMAND OF A SIMILAR NATURE OR KIND, WHETHER ASSERTED BY LICENSEE AGAINST ABI OR AGAINST LICENSEE BY ANY OTHER PARTY, EVEN IF ABI HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES; AND LICENSEE AGREES TO DEFEND, INDEMNIFY AND HOLD ABI HARMLESS FROM ANY AND ALL CLAIMS, ACTIONS, DEMANDS, OR OTHER LIABILITY (INCLUDING ATTORNEYS' FEES) TO THIRD PARTIES WHICH RESULT FROM THE USE OF THE ABI DATABASE THROUGH LICENSEE.

9.5 EXCEPT FOR INDEMNITY AGAINST INFRINGEMENT SET FORTH IN PARAGRAPH 9.2, ABI's ENTIRE AGGREGATE LIABILITY FOR DAMAGES, IF ANY, IN CONNECTION WITH THE USE OF THE ABI DATABASE PROVIDED TO LICENSEE OR PROVIDED BY LICENSEE TO USERS (WHETHER BASED IN CONTRACT, TORT OR OTHERWISE), SHALL NOT EXCEED THE FEES ACTUALLY PAID BY LICENSEE DURING ANY ONE YEAR OF THE AGREEMENT.

9.6 LICENSEE warrants and represents that it (a) it has the necessary power and authority to enter into and perform its obligations under this AGREEMENT and has properly authorized the same by all requisite action; (b) it has all necessary rights to accept the license granted to LICENSEE under this Agreement; and (c) the LICENSEE'S SERVICE and associated trademarks do not infringe upon any Intellectual Property Rights of any third party.

     Notwithstanding any other provision in this AGREEMENT, LICENSEE shall defend or settle at its own expense any claim or suit against ABI arising out of or in connection with an assertion that the LICENSEE'S SERVICE or any portion thereof infringes any Intellectual Property Rights, and LICENSEE shall indemnify and hold harmless ABI from damages, costs, and attorneys' fees, if any, finally awarded in such suit or the amount of the settlement thereof. In the event that an allegation of infringement of Intellectual Property Rights is made against ABI, ABI will i) give LICENSEE prompt written notice of and control over the defense and settlement of any demand, claim, action, or lawsuit for which ABI believes it is entitled to indemnification under this paragraph and ii) cooperate fully in such defense and settlement.

     LICENSEE shall have no obligation under this AGREEMENT to indemnify or defend ABI against a claim of infringement of Intellectual Property Rights that relates solely to the ABI DATABASE.

9.7 EXCEPT AS STATED HEREIN, LICENSEE MAKES NO EXPRESS OR IMPLIED WARRANTIES, INCLUDING, WITHOUT LIMITATION, ANY EXPRESS OR IMPLIED WARRANTY OF FITNESS FOR A PARTICULAR PURPOSE OR WARRANTY OF MERCHANTABILITY.

9.8 LICENSEE SHALL NOT BE LIABLE FOR CONSEQUENTIAL OR INCIDENTAL DAMAGES OR FOR ANY LOST PROFITS OR ANY CLAIM OR DEMAND OF A SIMILAR NATURE OR KIND, WHETHER ASSERTED BY ABI AGAINST LICENSEE OR AGAINST ABI BY ANY OTHER PARTY, EVEN IF LICENSEE HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES.

10. FORCE MAJEURE. Neither party shall be responsible for delays or failures in performance resulting from acts beyond the reasonable control of such party. Such acts shall include but not be limited to acts of God, riots, acts of war, and other disasters.

11. ASSIGNMENTS. LICENSEE shall not assign this AGREEMENT, or assign, transfer or sell all or substantially all of its assets or in any way transfer control (directly or indirectly) over LICENSEE without the prior written consent of ABI. In the event LICENSEE breaches this paragraph, ABI shall have the right to immediately terminate this AGREEMENT.

12. MODIFICATION. No modification of this AGREEMENT shall be binding upon the LICENSEE and ABI unless made in writing and signed by duly authorized officers of both parties.

13. WHOLE AGREEMENT. This AGREEMENT does not constitute an offer by ABI and it shall not be effective until signed by both parties. This AGREEMENT, with its APPENDICES, which are expressly made a part hereof, constitutes the entire AGREEMENT between the parties with respect to the SERVICE and all other subject matter hereof and merges all prior and contemporaneous communication. This AGREEMENT supercedes that certain Database License Agreement by and between Infospace and American Business Information, Inc. dated September 18, 1997. This AGREEMENT shall not be modified except by a written agreement dated subsequent to the date of this AGREEMENT and signed on behalf of LICENSEE and ABI by their respective duly authorized representatives.

14. WAIVERS. The failure of either party to require the performance of any term or condition of this AGREEMENT, shall not prevent any subsequent enforcement of this term or condition, nor shall it be deemed a wavier of any subsequent breach.

15. GOVERNING LAW. This AGREEMENT shall be governed by and construed in accordance with the laws of the State of Nebraska, without regard to Nebraska's conflicts of laws principles and both parties consent to the exclusive jurisdiction of any state or federal court located in Omaha, Douglas County, Nebraska.

16. SEVERABILITY. A decision by any court of competent jurisdiction invalidating or holding unenforceable any part of this AGREEMENT will not affect the validity and enforceability of any other part of this AGREEMENT.

17. NO THIRD PARTY BENEFICIARIES. This AGREEMENT is made solely and specifically between and for the benefit of the parties signatory hereto, and no other person or entity whatsoever shall have any rights, interests or claims hereunder or be entitled to any benefits under or on account of this AGREEMENT as a third party beneficiary or otherwise.

18. NOTICES. All correspondence to ABI and data deliveries required by this AGREEMENT shall be addressed as follows:

     Bill Kerrey, Executive Vice President
     American Business Information, Inc.
     5711 South 86th Circle, Box 27347
     Omaha, NE  68127

     WITH A COPY TO:
     Michael C. Pallesen, Esq.
     Vice President & Corporate Counsel
     American Business Information
     5711 South 86th Circle, Box 27347
     Omaha, NE  68127

     All correspondence and data deliveries TO LICENSEE required by this AGREEMENT shall be addressed to the individual(s) listed in APPENDIX A.

     Any notice required shall be given in writing and shall be deemed effectively given upon personal delivery, deposit in the U.S. post office as certified or registered mail or deposited in a private next day delivery service.

19. RELATIONSHIP OF PARTIES. This AGREEMENT does not create a joint venture or partnership between ABI and the LICENSEE, and each will act independently of the other. Neither party is empowered to bind or commit the other to any contract or other obligation.

20. COMPLIANCE. LICENSEE agrees to use, and to ensure that its USERS use, the ABI DATABASE in strict compliance with all applicable federal, state and local laws, rules and regulations.

21. TAXES. LICENSEE shall be responsible to pay all taxes of any type, nature or description (including, but not limited to, sale, use, gross receipts, excise, import, export, income and employment taxes); provided, however, LICENSEE shall not be responsible for any income taxes imposed upon ABI by any taxing jurisdiction, arising by virtue of the performance of this AGREEMENT.

                               READ AND APPROVED

AMERICAN BUSINESS INFORMATION,               INFOSPACE, INC.
INC.

/s/ Bill Chasse                              /s/ Naveen Jain
_____________________________________        ___________________________________
SIGNATURE                                    SIGNATURE

BILL CHASSE                                  NAVEEN JAIN
PRESIDENT                                    PRESIDENT & CEO

DATE:  JULY 28, 1998                         DATE:  JULY 28, 1998

                                   APPENDIX A
                                   INFOSPACE
                         NOTICES/DATA ELEMENTS/UPDATES

A.1.1. All correspondence to LICENSEE required by this AGREEMENT, shall be addressed as follows:

                  Licensee:                         InfoSpace
                  Name:                             Naveen Jain
                  Title:                            President & CEO
                  Address:                          15375 90th Avenue NE
                                                    Redmond, WA 98052

                  Phone:                            (425) 882-1602
                  Fax:                              (425) 881-5792
                  E-Mail:                           naveen@infospace.co

                                With a copy to:

                                Ellen B. Alben
                                V.P., Legal & Business Affairs
                                15375 90th Avenue NE
                                Redmond, WA 98052

                                Phone:  (425) 882-1602
                                Fax:  (425) 882-0988
                                E-Mail:  ealben@infospace.com

A.1.2.  The ABI DATABASE shall be delivered to and used exclusively at:

                  Licensee:                         InfoSpace
                  Name:
                  Address:                          8424 154th Avenue NE
                                                    Redmond, WA 98052
                                                    OR
                                                    15375 90th Avenue NE
                                                    Redmond, WA 98052

                  Phone:                            (425) 882-1602
                  Fax:                              (425) 882-0988
                  E-Mail:                           @infospace.com

A.2.1.  The ABI DATABASE refers to:

a) The "BUSINESS FILE (US)" containing approximately ten (10) million businesses in the United States, with data elements, where available, as follows:

     [*]

b) The "BUSINESS FILE (CANADA)" containing approximately 1.5 Canadian businesses with data elements, where available, as follows:

     [*]

*    Confidential Treatment Requested

c) The "WHITE PAGE FILE (US)" containing information on approximately 115 million individuals with data elements, where available, as follows:


 [*]
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*[*]
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*[*]
*[*]
*[*]
*[*]
*[*]
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

*    Confidential Treatment Requested


 [*]
 [*]

*Fields available at a future date

d) The "WHITE PAGE FILE (CANADA)" containing information on individuals in Canada, when available.

A.2.2. ABI will provide LICENSEE the ABI DATABASE within fifteen working days of the Effective Date.

A.2.3. ABI will provide monthly full-file updates to LICENSEE subject to the FEES in paragraph C.1.2.

A.2.4.  ABI will provide an updated CODEMASTER with each update.

*    Confidential Treatment Requested

                                   APPENDIX B
                                   INFOSPACE
                                INTERNET SERVICE

B.1. LICENSEE will house the ABI DATABASE on the Internet behind firewalls necessary to prevent unauthorized usage of the ABI DATABASE. Except as set forth in paragraph B.5. below, LICENSEE shall take all commercially reasonable steps to prevent unauthorized downloading or printing of mailing or telemarketing lists and other unauthorized usage of the ABI DATABASE.

B.2. PRODUCT and/or SERVICE refers to LICENSEE'S Internet Directory Service (the "SERVICE") known as INFOSPACE- THE ULTIMATE DIRECTORY which shall incorporate the ABI DATABASES into Yellow and White Page look-up services and a Maps and Driving Directions feature as follows:

     a)   [*]

     b)   The SERVICE's search-results screen may:

          (i)    [*]

          (ii)   Display advertising information along with a business listing;

          (iii) Display business listings that are not from the ABI DATABASE, except that in no event shall LICENSEE publish business or consumer listings or append data to the ABI DATABASE from any other databases provided by a direct competitor of ABI; and/or

          (iv)   Permit USERS to modify their own listings;

     c)   The SERVICE may display one (1) business listing per map.

     d)   [*]

     e) LICENSEE may make the ABI DATABASE available on all display platforms such as phones, TVs, windows CE machines, Kiosks etc., provided the display of the Data Express hyperlinks shall conform to all terms and conditions described in this APPENDIX B.

     f)   Sample "screen shots" are attached as Attachment A to APPENDIX B.

*    Confidential Treatment Requested

B.3 In the event ABI requires its licensees who license ABI data for internet directory service applications to change the search, display or functionality of the ABI DATABASE on their services or to implement per-transaction pricing for searching (such as searching by Yellow Page heading within a city) LICENSEE shall implement the changes specified by ABI within thirty (30) days after receiving written notice from ABI specifying the changes. [*]

B.4 The SERVICE may also include additional enhanced features which may be developed by LICENSEE to allow USERS to access information contained in the SERVICE through various data access mechanisms or to use data contained within the SERVICE to enable other services, including, but not limited to call completion (telephony). Prior to the launch of any such enhanced features using data from the ABI DATABASE, the parties shall negotiate in good faith a commercially reasonable revenue share to be paid by LICENSEE for such use of the ABI DATABASE.

B.5  HYPERLINKS:  DATA EXPRESS:

     The LICENSEE shall post on the screens of its SERVICE hyperlinked buttons developed by ABI, and ABI and LICENSEE will work together in good faith to agree upon the display of such buttons in order to encourage USERS to purchase mailing lists, business profiles, credit profiles and other content derived from ABI's databases. LICENSEE shall post ABI's buttons in such a manner as to encourage USERS to purchase ABI products and services derived from the ABI DATABASES.

     At this time, such hyperlinked buttons are the DATA EXPRESS buttons identified below. However, LICENSEE shall also post on the SERVICE such other hyperlinked buttons as ABI may develop in the future upon terms and conditions to be mutually agreed to by the parties.

          a) LIST EXPRESS allows USERS to purchase data from the ABI DATABASE in a mailing list format through the SERVICE. LICENSEE will feature a hyper-linked icon on the search results screen for every Category search on the SERVICE. The hyper-linked icon will be prominently placed on the search results screen so those USERS do not have to scroll to view on a 640x480 screen as shown in Attachment A.

     The hyper-linked icon will contain a text message to be agreed upon by both parties. An example would be "Download All Found Records ($)".

     The hyper-linked icons will link the USER'S search criteria and attach to the following URL: EP.INFOUSA.COM.

          b) PROFILE EXPRESS allows USERS to purchase company profiles from the ABI DATABASE in a print report format through the SERVICE. LICENSEE will feature a hyper-linked icon on the search results screen as described in paragraph B.2.b. beside every business listing found in a Name or Category search on the SERVICE. The hyper-linked icon will be prominently placed beside the business listing as described in Attachment A.

*    Confidential Treatment Requested

     The hyper-linked icon will contain a text message to be agreed upon by both parties. An example would be "Profile It".

     The hyper-linked icons will link the ABI Number and attach to the following
     URL: EP.INFOUSA.COM.

          c) The service will include Promotional Advertisements on LICENSEE's home page (replacing existing sales leads and mailing list buttons) as described in Attachment A.

     [Sample "screen shots" are attached as Attachment A to APPENDIX B]

B.6 LICENSEE and ABI shall cooperate and work together in good faith to maximize sales through the Data Express hyperlinked buttons or any similar hyperlinked buttons, which ABI may develop in the future.

B.7  CO-BRANDING

     a)  [*]

     b) LICENSEE is prohibited from pursuing or establishing co-branding relationships with ABI licensees and/or their customers for the purpose of supplanting the ABI DATABASE with LICENSEE'S SERVICE, without prior written approval by ABI. LICENSEE shall not pursue ABI licensees and /or their customers who license the Business File for the purpose of offering the White Page File for incorporation into the co-branded SERVICE. A non-exclusive list of the third-parties and sublicensees who are currently using ABI databases is attached as APPENDIX G. ABI may, at its option, provide LICENSEE periodic updates to APPENDIX G. In the event that ABI adds an ABI licensee and/or customer to APPENDIX G who has an existing agreement with LICENSEE which predates this AGREEMENT, such ABI licensee and/or customer will not be subject to the prohibition described in this paragraph B.7.b.

     c) LICENSEE shall work with ABI to cobrand a customized version of the Yellow Pages, White Pages, and Maps and Driving Directions features of the SERVICE, and any other features of the SERVICE ABI may desire to add in the future (the Customized Service"). The Customized Service shall be developed to the reasonable satisfaction of both parties, however, in any event LICENSEE shall include in the Customized Service those features shown on the sample screen shots as attached hereto as Attachment B to Appendix B and which include without limitation hyperlinked buttons linking the Customized Service to the paid services offered through ABI's proprietary websites (i.e., "Sales Leads and Mailing Lists,

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     Business Credit Reports, Customer Analyzer, and New Businesses). The
     parties shall share advertising revenue derived from the Customized Service as described in Appendix C.2.3.

B.8  REPORTING REQUIREMENTS

     a) LICENSEE shall provide ABI with quarterly reports identifying all co-branded relationships with access to the ABI DATABASE through the SERVICE.

     b) LICENSEE shall provide ABI access to monthly reports describing placement of banner advertising impressions required under paragraph
          C.3 of this AGREEMENT.

     c) LICENSEE shall provide ABI with quarterly reports identifying "Real-Time" reporting of usage, click-throughs, and impressions as they relate to the ABI website.

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                                   APPENDIX C
                                   INFOSPACE
                       LICENSE FEES, MINIMUMS & ROYALTIES

LICENSEE shall pay ABI LICENSE FEES AND ROYALTIES as follows:

C.1.1.  MINIMUM ROYALTY FEES:
        LICENSEE shall pay ABI the greater of:

        a) Revenue Share for "Access to the ABI Database" and "Advertising" as described in paragraphs C.2.2. and C.2.3. below; or

        b) An annual minimum ROYALTY FEE of [*] which includes FEES for updated versions of the ABI DATABASE of [*] per month. The minimum ROYALTY FEE shall be a credit against the revenues payable to ABI under paragraphs C.2.2. and C.2.3. below.

        LICENSEE will be given a credit against the annual minimum ROYALTY FEE for a prorated refund of the license fee paid by LICENSEE to ABI under that certain Database License Agreement by and between InfoSpace and ABI dated September 18, 1997 in the amount of [*] (calculated at [*] per day multiplied by 53 days remaining on the 9/18/97 agreement).

C.1.2.  PAYMENT SCHEDULE:
        LICENSEE shall pay ABI a non-refundable annual minimum ROYALTY FEE of [*] on the Effective Date in year one (1) of the AGREEMENT, and on the anniversary dates of the Effective Date in the remaining years of the AGREEMENT

C.2.1.  REVENUE SHARE for DATA EXPRESS PRODUCTS:
        ABI and LICENSEE will equally split the net revenues collected from sales of Data Express Products through hyperlinked buttons as described in Appendix B. ABI will collect all fees for sales of Data Express products through credit card transactions and will pay LICENSEE its share of the net revenue on a quarterly basis.

        In instances where LICENSEE receives compensation for providing USERS access to the ABI DATABASE through the SERVICE and other than through a cobranding relationship, LICENSEE and ABI will equally share the net revenues from such relationship. LICENSEE will collect all fees for access to the ABI DATABASE and will pay ABI its share of the net revenue on a quarterly basis.

C.2.3.  REVENUE SHARE FOR ADVERTISING ON THE CUSTOMIZED SERVICE:
        In instances where LICENSEE sells advertising to be displayed on the Customized Service, LICENSEE and ABI will share equally in Advertising Revenues received by LICENSEE after a [*] percent [*] commission is deducted by LICENSEE.

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C.3.     BANNER ADVERTISEMENTS:

         LICENSEE will run at least [*] banners per year to promote ABI Data Express Products. All revenues generated from these banners will be split equally between ABI and LICENSEE.

C.4     REPORTING

C.4.1. Within thirty (30) days following the close of each calendar quarter during the term of this AGREEMENT, the LICENSEE will supply ABI with a Revenue Share Report and all Advertising Revenues and all other fees due that quarter under this APPENDIX C. The Revenue Share Report shall show all amounts credited against the minimum ROYALTY FEE or otherwise owed to ABI.

C.4.2. Within thirty (30) days following the close of each calendar quarter during the term of this AGREEMENT, ABI will supply LICENSEE with a Revenue Share Report and all revenue realized from the sale of Data Express products, and all other fees due that quarter under this APPENDIX C. The Revenue Share Report shall show all amounts owed to LICENSEE.

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                                   APPENDIX D

                               CODEMASTER LAYOUT
[*]

                        INDUSTRY SPECIFIC MASTER LAYOUT
[*]

                            FRANCHISE MASTER LAYOUT
[*]

                                   APPENDIX E
                                   INFOSPACE
                          LEGAL AND COPYRIGHT NOTICES

E.1. LICENSEE shall display the following copyright notice(s) on all screens where the ABI DATABASE is displayed:

      "Business (Household) data provided by American Business Information (R), Omaha, Nebraska, Copyright (C) 1998, All Rights Reserved".

E.2. In the event that ABI makes changes to its legal or copyright notices, LICENSEE agrees to incorporate the changes into its SERVICE within thirty
      (30) days of ABI'S prior written notice of such change. LICENSEE shall receive ABI's prior written approval to use any ABI logo, trademark, service mark or trade name except as mandated in this AGREEMENT.

                                   APPENDIX F
                                   INFOSPACE
                                      TERM

F.1 The term of this AGREEMENT will be for five (5) years commencing from the Effective Date.

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                                   APPENDIX G
                             NON-EXCLUSIVE LIST OF
                             CURRENT THIRD-PARTIES
                      AND SUBLICENSEES OF THE ABI DATABASE

[*]

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